Volkswagen Auto Lease Trust 2002-A				Input
MONTHLY SERVICER CERTIFICATE
For the collection period ended 8-28-2004			Data Status: Fresh			PAGE 1

A.	DATES			Begin	End	# days

1	Determination Date				9/16/2004

2	Payment Date				9/20/2004

3	Collection Period			8/1/2004	8/28/2004	28

4	Monthly Interest Period- Actual			8/20/2004	9/19/2004	31

5	Monthly Interest- Scheduled					30

B.	SUMMARY

		Initial Balance	Beginning Balance	Principal Payment	Ending Balance	Note Factor

6	Class A-1 Notes	240,000,000.00	—	—	—	—
7	Class A-2 Notes	405,000,000.00	—	—	—	—
8	Class A-3 Notes	545,000,000.00	337,323,520.52	46,952,127.97	290,371,392.55	0.5327915
9	Class A-4 Notes	310,000,000.00	310,000,000.00	—	310,000,000.00	1.0000000
10	Certificates	130,434,783.00	130,434,783.00	—	130,434,783.00	1.0000000

11	Equals: Total Securities	$1,630,434,784.00	$777,758,303.52	$46,952,127.97	$730,806,175.55

				Per $1000	Principal & Interest	Per $1000
		Coupon Rate	Interest Pmt Due	Face Amount	Payment Due	Face Amount

12	Class A-1 Notes	1.3850%	—	—	—	—
13	Class A-2 Notes	1.7700%	—	—	—	—
14	Class A-3 Notes	2.3600%	663,402.92	1.9666667	47,615,530.89	141.1568657
15	Class A-4 Notes	2.7500%	710,416.67	2.2916667	710,416.67	2.2916667

	Equals: Total Securities		1,373,819.59		48,325,947.56

C.	COLLECTIONS AND AVAILABLE FUNDS

16	Lease Payments Received					13,951,559.23
17	Sales Proceeds - Early Terminations					14,986,718.62
18	Sales Proceeds - Scheduled Terminations					19,831,019.63
19	Security Deposits for Terminated Accounts					221,211.35
20	Excess Wear and Tear Received					99,865.31
21	Excess Mileage Charges Received					176,499.38
22	Other Recoveries Received					951,727.01

23	Subtotal: Total Collections					50,218,600.53

24	Repurchase Payments					—
25	Postmaturity Term Extension					—
26	Investment Earnings on Collection Account					66,956.93

27	Total Available Funds, prior to Servicer Advances					50,285,557.46

28	Servicer Advance					—

29	Total Available Funds					50,285,557.46

D.	DISTRIBUTIONS

30	Payment Date Advance Reimbursement (Item 71)					—
31	Servicing Fee:
32	Servicing Fee Shortfall from Prior Periods					—
33	Servicing Fee Due in Current Period					648,131.92
34	Servicing Fee Shortfall					—
35	Administration Fee
36	Administration Fee Shortfall from Prior Periods					—
37	Administration Fee Due in Current Period					5,000.00
38	Administration Fee Shortfall					—
39	Interest Paid to Noteholders					1,373,819.59
40	Subtotal: Remaining Available Funds				48,258,605.95
41	Principal Distribution Amount (Item 59)				46,952,127.97
42	Principal Paid to Noteholders (lesser of Item 40 and Item 41)					46,952,127.97
43	Amount Paid to Reserve Account to Reach Specified Balance					—
44	Other Amounts paid to Trustees					—

45	Remaining Available Funds					1,306,477.98

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended 8-28-2004	PAGE 2

E.	CALCULATIONS

46	Calculation of Principal Distribution Amount: (Sum of)
47	a) Targeted Principal Distributable Amount:
48	For Current Units: Change in Securitization Value		10,110,130.01
49	For Current Units: Change in Securitization Value for Advanced Payments		—
50	For All Terminated Units: Securitization Value (Beg. of Collection Period)		36,841,997.96
51	For Repurchases: Securitization Value (Beg. Of Collection Period)		—
52	b) Principal Carryover Shortfall from Preceding Payment Date		—
53	c) Additional Amounts to pay in full Notes on or after Final Scheduled Payment Date		—

54	Principal Distribution Amount before Reserve Account Draw Amount		46,952,127.97

55	Remaining Available Funds (Item 40)		48,258,605.95
56	Available Funds Shortfall Amount (If Item 54 > 55, Item 54 less Item 55, else 0)		—
57	Reserve Account Draw Amount (If Item 56 is > 0, Lesser of the Reserve Account Balance and Item 56)		—
58	Principal Carryover Shortfall (If Item 56 > Item 57 less Item 57, else 0)		—

59	Principal Distribution Amount (If Item 56 > 0, Item 57 plus Item 55, else Item 54)		46,952,127.97

60	Calculation of Servicer Advance:
61	Available Funds, prior to Servicer Advances (Item 27)		50,285,557.46
62	Less: Payment Date Advance Reimbursement (Item 71)		—
63	Less: Servicing Fees Paid (Items 32, 33 and 34)		648,131.92
64	Less: Administration Fees Paid (Items 36, 37 and 38)		5,000.00
65	Less: Interest Paid to Noteholders (Item 39)		1,373,819.59

66	Equals: Remaining Available Funds before Servicer Advance (If < Item 54, Available Funds Shortfall)		48,258,605.95
67	Monthly Lease Payments Due on Included Units but not received (N/A if Item 66 > Item 54)		N/A

68	Servicer Advance (If Item 66 < Item 54, lesser of Item 54 minus Item 66 and Item 67, else 0)		—

69	Reconciliation of Servicer Advance:
70	Beginning Balance of Servicer Advance		0.00
71	Payment Date Advance Reimbursement		—
72	Additional Payment Advances for current period		—

73	Ending Balance of Payment Advance		0.00

F.	RESERVE ACCOUNT

74	Reserve Account Balances:
75	Specified Reserve Account Balance ($57,065,217.39 if after Oct. 2004 and Item 96 < 1.5%, else $64,217,391.30)		64,217,391.30
76	Initial Reserve Account Balance		24,456,521.74

77	Beginning Reserve Account Balance		64,217,391.30
78	Plus: Net Investment Income for the Collection Period		71,158.14

79	Subtotal: Reserve Fund Available for Distribution		64,288,549.44
80	Plus: Deposit of Excess Available Funds (Item 43)		—
81	Less: Reserve Account Draw Amount (Item 57)		—

82	Subtotal Reserve Account Balance		64,288,549.44
83	Less: Excess Reserve Account Funds to Transferor (If Item 82 > Item 75)		71,158.14

84	Equals: Ending Reserve Account Balance		64,217,391.30

85	Change in Reserve Account Balance from Immediately Preceding Payment Date		—

86	Current Period Net Residual Losses:	Units	Amounts
87	Aggregate Securitization Value for Scheduled Terminated Units	1,616	21,657,138.43
88	Less: Aggregate Sales Proceeds for Scheduled Terminated Units		(20,600,928.40)
89	Less: Excess Wear and Tear Received		(99,865.31)
90	Less: Excess Mileage Received		(176,499.38)

91	Current Period Net Residual Losses/(Gains)	1,616	779,845.34

92	Cumulative Net Residual Losses:
93	Beginning Cumulative Net Residual Losses	10,143	8,633,074.09
94	Current Period Net Residual Losses (Item 91)	1,616	779,845.34

95	Ending Cumulative Net Residual Losses	11,759	9,412,919.43

96	Cumulative Net Residual Losses/(Gains) as a % of Aggregate Initial Securitization Value		0.58%

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended 8-28-2004	PAGE 3

G.	POOL STATISTICS

			Initial	Current
97	Collateral Pool Balance Data
98	Initial Aggregate Securitization Value		1,630,434,784	730,806,178
99	Number of Current Contracts		80,341	47,678
100	Weighted Average Lease Rate		6.50%	6.24%
101	Average Remaining Term		29.38	9.25
102	Average Original Term		42.19	43.45

		Units	Book Amount	Securitization Value
103	Pool Balance - Beginning of Period	50,331	812,344,052	777,758,305
104	Depreciation/Payments		(11,508,284)	(10,110,130)
105	Early Terminations	(1,037)	(15,812,872)	(15,184,860)
106	Scheduled Terminations	(1,616)	(23,612,867)	(21,657,138)
107	Repurchase/Reallocation

108	Pool Balance - End of Period	47,678	761,410,029	730,806,177

		Units	Securitization Value	Percentage
109	Delinquencies Aging Profile - End of Period
110	Current	46,948	719,458,154	98.45%
111	31 - 90 Days Delinquent	624	9,711,062	1.33%
112	90+ Days Delinquent	106	1,636,962	0.22%

113	Total	47,678	730,806,178	100.00%

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended 8-28-2004	PAGE 4

SCHEDULED REDUCTION IN AGGREGATE SECURITIZATION VALUE

Scheduled
Payment Date	Reduction (1)

10/20/2004	38,704,704
11/20/2004	38,555,822
12/20/2004	31,210,001
1/20/2005	29,819,440
2/20/2005	36,989,089
3/20/2005	57,086,650
4/20/2005	62,249,477
5/20/2005	48,930,974
6/20/2005	25,731,587
7/20/2005	35,658,701
8/20/2005	51,691,421
9/20/2005	28,739,025
10/20/2005	25,871,794
11/20/2005	32,938,261
12/20/2005	24,860,176
1/20/2006	21,192,658
2/20/2006	23,475,025
3/20/2006	20,058,029
4/20/2006	23,549,135
5/20/2006	6,317,339
6/20/2006	3,006,736
7/20/2006	14,579,316
8/20/2006	40,673,232
9/20/2006	5,748,265
10/20/2006	1,185,418
11/20/2006	994,766
12/20/2006	943,275
1/20/2007	44,356
2/20/2007	759
3/20/2007	371
4/20/2007	373

Total	730,806,178

(1)	This column represents the monthly reduction in the Aggregate Securitization Value, assuming (1) each collection period is a calendar month rather than a fiscal month, (2) timely receipt of all monthly rental payments and sales proceeds, (3) no credit or residual losses and (4) no prepayments (including defaults, purchase option exercises or other early lease terminations). Actual cash flows are likely to vary from these amounts.